CERTIFICATE OF INCORPORATION

OF

HQHealthQuest Medical & Wellness Centers, Ltd.

I.  NAME:

The name of the Corporation is HQHealthQuest Medical & Wellness Centers, Ltd.

II.  REGISTERED AGENT; OFFICE:

The address of the registered office of the Corporation in the State of Oklahoma and the name of its registered agent at such address is John M. O'Connor, 15 West Sixth Street, Bank of America Building, Suite 2700, Tulsa, Tulsa County, Oklahoma 74119.

III. PURPOSE:

The purpose of the Corporation is to engage, alone or with other businesses, in any lawful acts or activities for which corporations may be now or hereafter organized under the general corporation law of Oklahoma in Oklahoma and any State of the United States, any of the territories or possessions of the United States, and any foreign country.  The Corporation shall be authorized to acquire, by purchase or otherwise, and to dispose of, real and personal property of all types, and all federal, state, local and foreign permits and licenses required for the legal conduct of such business.

IV.   POWERS:

The Corporation shall have and possess all powers conferred upon corporations by the general corporation law of Oklahoma and by court decisions and it may exercise such powers in Oklahoma and in all states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all foreign countries.

V.  CAPITAL STOCK:

The Corporation is authorized to issue more than one class of stock, and more than one series of stock in each class of stock, including both blank check common and blank check preferred stock, any or all of which classes may be of stock with par value or stock without par value and which classes or series may have voting powers, full or limited, or no voting powers, and designations, preferences and relative, participating, optional, or other special rights, and qualifications,  limitations, or restrictions thereof, as shall be stated and expressed in the certificate of incorporation or any amendment thereto, or in the resolutions providing for the issuance of the stock adopted by the board of directors pursuant to authority expressly vested in the board by the provisions of this certificate of incorporation or any amendment hereto.  The total number of shares of common stock of all classes which the Corporation shall have authority to issue is 2,500,000 and the par value of each such share is $ .01.  The total number of shares of preferred stock of all classes which the Corporation shall have authority to issue is 2,500,000 and the par value of each such share is $ .01.

VI.   PRIORITIES OF STOCK PURCHASE:

Subject to the right of the Corporation to redeem shares of its stock pursuant to the terms and under the conditions to be set by resolution of the Board of Directors, and subject to any agreement entered between the Corporation and its shareholders, each shareholder shall have the right to purchase, at such prices and upon such terms and conditions as the Board of Directors of the Corporation shall determine from time to time, such of the shares of stock as may be hereafter issued, whether constituting a part of the stock presently or subsequently authorized, and including shares of stock held in the treasury of the Corporation, in the ratio which the number of shares held by each shareholder at the time of such issue bears to the total number of shares issued and outstanding at such time.  This right shall be deemed waived by any shareholder who does not exercise it and pay for the shares purchased within the time specified in a written notice from the Corporation stating the prices, terms and conditions of the issue of shares and the period within which the shareholder may exercise the shareholder's purchase right.  Each shareholder shall have the same rights with respect to shares which are not purchased by other shareholders under the terms of this section.  Preemptive rights hereunder shall not extend to fractional shares.  Unless otherwise provided in the Bylaws, all capital stock shall be nonassessable.

VII.   VOTING:

All issues other than elections of directors of the Corporation shall be decided by the affirmative vote of the majority of shares of the class and series designated by the Board of Directors to have voting powers regarding such issues,  present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise required by the laws of Oklahoma.  All elections of directors shall be decided by a plurality of the votes of the shares entitled to vote on the election of directors, present in person or represented by proxy. At all elections of directors of the Corporation, each holder of the shares entitled to vote on the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision) such person would then be entitled to cast for the election of directors with respect to such person's shares, multiplied by the number of directors upon whose election such person is then entitled to vote, and such person may cast all of such votes for a single candidate or such person may distribute them among some or all of the candidates as such person may see fit.

Unless otherwise specified in a resolution of the Board of Directors, every shareholder of record holding voting shares shall be entitled at every meeting of the shareholders holding voting shares to one vote for every share standing in the name of the shareholder on the records of the Corporation.  Treasury shares held as of the record date by the Corporation shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Subject to any agreement entered between the Corporation and its shareholders, shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, other than a trustee, may be voted by such fiduciary, either in person or by proxy, without the transfer of such shares into the name of such fiduciary; and Shares held by a trustee may be voted by such person, either in person or by proxy, only after the shares have been transferred into such person's name as trustee or into the name of such person's nominee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

VIII.   INDEMNIFICATION:

Section 1. Actions Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding the foregoing, no indemnification by the Corporation shall be made for expenses, penalties or other payments incurred in connection with an administrative proceeding or civil or criminal action which results in a judgment or final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Corporation or a subsidiary of the Corporation.

Section 2.  Actions by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation.

Section 3.  Advancement of Expenses.  Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may, upon resolution of the directors, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized herein.

Section 4.  Insurance.  The Corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

Section 5.  Indemnification Required.   To the extent that a director, officer or employee of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referenced herein or in defense of any claim therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 6.  Continuation.  The indemnification provided by this Article shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.  The indemnification and advance payment provided by Sections 1 through 5 shall continue as to a person who has ceased to hold a position indemnified hereby and shall inure to such person's heirs, executors and administrators.

Section 7.  Entitlement;  Nonexclusivity.  Every person entitled to such indemnity shall have the right, without demand by such person upon the Corporation or any action by the Corporation, to enforce such person's right to such indemnity in an action at law against the Corporation.  The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in such person's favor against the Corporation or otherwise, such person's costs and expenses incurred therein or in connection therewith or any part thereof.

Section 8.  Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer and employee of the Corporation or person who serves or served at the Corporation's request as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9.  Board Discretion.  The duties of the Corporation under the express terms and conditions of this Article may be exercised as to an agent of the Corporation upon such terms as are or may be specified by Board Resolution.

             IX. BOARD OF DIRECTORS:

The Board of Directors of the Corporation shall consist of one or more members.  The number of directors shall be fixed by the Bylaws.

X.  LIMITATION ON DIRECTORS’ LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 1053 of the Oklahoma General Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.  If the Oklahoma General Corporation Act is amended after the date of filing of this Certificate of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    XI.   AMENDMENT:

The Corporation reserves the right to amend or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by the Bylaws of the Corporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

XII.  INCORPORATOR:

The name and mailing address of the incorporator are:

John M. O'Connor
15 West 6th Street, Suite 2700
Bank of America Center
Tulsa, OK 74119-5423.

The undersigned incorporator, for the purpose of forming a corporation pursuant to Oklahoma General Corporation Act, certifies that the statements set forth herein are true.

DATED this 4th day of November, 2004.

______________________________
John M. O'Connor
Incorporator

STATE OF OKLAHOMA	)
)	ss:
COUNTY OF TULSA	)

On this 4th day of November, 2004, before me, the undersigned, a Notary Public, in and for the County and State aforesaid, personally appeared John M. O'Connor, to me known to be the identical person who subscribed the foregoing instrument as its Incorporator and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

______________________________
Notary Public

My commission expires:

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